                                                                    Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         PHOENIX CONCRETE CUTTING, INC.

         PHOENIX CONCRETE CUTTING, INC., a corporation organized and existing under the laws of the State of Arizona, hereby adopts the following Amended and Restated Articles of Incorporation and certifies as follows:

         1. The date of filing of Phoenix Concrete Cutting, Inc.'s original Articles of Incorporation with the Arizona Corporation Commission was May 31,1989.

         2. This Amended and Restated Articles of Incorporation restates and amends the Articles of Incorporation of this Corporation in its entirety, such that the text of the Articles of Incorporation shall now read as follows:

                                    ARTICLE I

                  Name and Known Place of Business. The name of the Corporation is Penhall International Corp. (the "Corporation"). The known place of business of the Corporation is 3639 E. Superior, Phoenix, Arizona 85040.

                                   ARTICLE II

                  Statutory Agent. The name and address of the statutory agent of the Corporation is:

                           C. George Bush
                           3301 E. Wood Street
                           Phoenix, AZ 85040

                                   ARTICLE III

                  Purpose. The purpose of this Corporation is to transact any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                  Initial Business. The business that the Corporation initially intends to conduct is the ownership and operation of an operated equipment rental business, and the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE IV

                  Authorized Capital. The aggregate number of shares which the Corporation is authorized to issue is 5,250,000 shares, divided into two (2) classes consisting of (i) 5,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and (ii) 250,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

         The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class and upon the shares of each series of Preferred Stock.

                   (A)      COMMON STOCK

                                     (1) Dividends. Holders of Common Stock will
                  be entitled to receive such dividends as may be declared by the Board of Directors.

                                     (2) Transfers. The Corporation will not
                  close its books against the transfer of any share of Common Stock.

                                     (3) Distribution of Assets. In the event of
                  the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

                                     (4) Voting Rights. The holders of Common
                  Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

                   (B)      PREFERRED STOCK

                                     (1) Issue in Series. Preferred Stock may be
                  issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

                                     (2) Creation of Series. The Board of
                  Directors will have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                                     (a) The distinctive designation of the
                           series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                                             (b) The dividend rate and the times
                           of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                                             (c) The price or prices at which,
                           and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                                             (d) Whether or not the shares of
                           the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                                             (e) Whether or not the shares of
                           the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                             (f) The rights of the shares of the
                           series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                             (g) Whether or not the shares of
                           the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                                             (h) Whether the series will have
                           voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                                             (i) Any other preferences,
                           qualifications, privileges, options and other relative or special rights and limitations of that series.

                                     (3) Dividends. Holders of Preferred Stock
                  shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                                     (4) Preference on Liquidation. In the event
                  of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

                                     (5) Redemption. The Corporation, at the
                  option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

                                     (6) Voting Rights. Except as otherwise
                  required by law or as otherwise provided herein, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

                                    ARTICLE V

                  Prohibitions and Restrictions Imposed by Indebtedness. To the extent that any action required to be taken by the Corporation under this Amended and Restated Articles of Incorporation shall be prohibited or restricted by the terms of any contract or instrument to which the Corporation is a party in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

                                   ARTICLE VI

                  Bylaws. In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation, except as otherwise specifically provided therein, may be adopted, amended or repealed by the affirmative vote of the majority of the Board of Directors of the Corporation or by the vote of the holders of record of a majority of the outstanding voting stock of the Corporation.

                                   ARTICLE VII

                  Consent of Stockholders in Lieu of Meeting. Any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its statutory place of business in the State of Arizona, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE VIIII

                  Number and Election of Directors. The affairs of this Corporation shall be conducted by a Board of Directors of not less than three and no more than seven persons, each of whom shall hold office for such terms and be elected in such manner as shall be designated in the By-Laws of the Corporation. The number of directors from time to time shall be fixed by, or in the manner provided by, the By-Laws of the Corporation, the initial size of the Board shall be three and the following persons shall be the directors until the next annual meeting of shareholders, or until their successors are elected and qualified:

                           Bruce C. Bruckmann
                           c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York  10022

                           Harold O. Rosser II
                           c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York  10022

                           John T. Sawyer
                           c/o Penhall Rental Corp.
                           1801 Penhall Way
                           Anaheim, California  92803

                                   ARTICLE IX

                  Right to Amend. The Corporation reserves the right to amend any provision contained in this Amended and Restated Articles of Incorporation and in any articles of amendment amendatory hereof as may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are granted subject to such reservation.

                                    ARTICLE X

                  Limitation on Liability. The Directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Arizona Business Corporation Act. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director, except liability for any of the following:

                   (i) the amount of a financial benefit received by a director to which the director is not entitled;

                   (ii) an intentional infliction to harm on the Corporation or its stockholders;

                  (iii) a violation of Section 10-833 of the Arizona Business
                        Corporation Act; or

                   (iv) an intentional violation of criminal law.

                  Any repeal or modification of this Article X shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its President and attested by its Secretary, and has caused its corporate seal to be affixed hereto, this 4th day of August 1998.

                                       PHOENIX CONCRETE CUTTING, INC.

                                       By: /s/ C. George Bush
                                          -------------------------------------
                                          C. George Bush
                                          President

(Corporate Seal)

ATTEST:

By: /s/ David Neal
   --------------------------------
     David Neal
     Secretary